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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2004, except for Note 11, as to which the date is August 6, 2004, in Amendment No. 5 to the Registration Statement (Form S-4 No. 333-114041) and related Prospectus of Ply Gem Industries, Inc. for the registration of $225,000,000 of 9% Senior Subordinated Notes due 2012.

                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
September 17, 2004